Exhibit 99.1

INNOSPEC ANNOUNCES RETIREMENT OF DR. BOB BEW AND APPOINTMENT OF MILTON BLACKMORE AS NEW CHAIRMAN

Littleton, Colo. – February 27, 2012 – Innospec Inc. (NASDAQ: IOSP) today announced the appointment of Milton C “Bud” Blackmore as Chairman of the Company’s Board of Directors effective as of May 9, 2012. Mr. Blackmore has been on the Board of Directors of Innospec since June 2010 and will take up the role of Chairman at the Annual Meeting in May, succeeding Dr Bob Bew, who is retiring from the Board at that time.

“Since joining the Board, Bud has made a real contribution to our business” said Patrick Williams, President and Chief Executive Officer of Innospec. “His extensive experience in the oil refining and fuel marketing industry and his broad business understanding will be invaluable to us as we take the Company into our next phase of growth. I would like to thank Bob for his leadership and commitment to the Company. He has made a significant contribution to the development of Innospec since his appointment as Chairman in 1998 and we wish him well for the future.”

Mr. Blackmore said “As Chairman, Bob has successfully led the Company through a period of substantial change and Innospec today is a thriving Specialty Chemicals company with outstanding technology and an excellent management team. Innospec has a clear strategy and an exciting future and has demonstrated its ability to deliver results. I am very pleased to take on the role of Chairman and I am looking forward to leading the Company while working with my fellow Directors as well as with Patrick and the executive team.”

Dr. Bew commented “I have thoroughly enjoyed my involvement with Innospec over the last 13 years as Chairman. The Company has been transformed over that time and has a very bright future. It is now well positioned for further significant growth and I feel the time is right to hand over to a new Chairman to take on that task.”

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 850 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec’s Active Chemicals business provides effective technology-based solutions for our customers’ processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects”, “anticipates”, “may”, “believes” or similar words or expressions), for example, which relate to operating performance, events or developments that we expect or anticipate will or may occur in the future (including, without limitation, any of the Company’s guidance in respect of sales, gross margins, pension liabilities and charges, net income, growth potential and other measures of financial performance). Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions, including in respect of the general business environment, regulatory actions or changes. If the risks or uncertainties materialize or assumptions prove incorrect or change, our actual performance or results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Additional information regarding risks, uncertainties and assumptions relating to the Company and affecting our business operations and prospects are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, including specifically those under the heading "Risk Factors”. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about Innospec, please visit our website at www.innospecinc.com.

Contacts:

Brian Watt

Innospec Inc.

+44-151-356-6241

Brian.Watt@innospecinc.com

Robert Ferris

RF|Binder Partners

+1-212-994-7505

Robert.ferris@rfbinder.com

Dan Scorpio

RF|Binder Partners

+1-212-994-7609

dan.scorpio@rfbinder.com